Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-187509 of our reports dated March 4, 2013 relating to the financial statements of The ServiceMaster Company, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 4, 2013, relating to the financial statement schedules appearing elsewhere in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

April 15, 2013